Exhibit 10.10 (f)
                                 PROMISSORY NOTE

 $4,500,000                                                    July 30, 1998

          For value received AMERICAN WOODMARK CORPORATION, a Virginia corporation ("Payor"), promises to pay to the order of AMENDE' CABINET CORPORATION, a Virginia corporation, at 3 102 Shawnee Drive, Winchester, VA 22601, (or at such other address as the holder of this note may designate in writing), the principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000), together with interest thereon at the rate of seven percent (7%) per annum from the date hereof until fully paid.

           1. Maturity. January 1, 2015 is the maturity date of this note when the entire balance, including accrued but unpaid interest, shall be immediately due and payable.

           2. Payment of Principal. Principal shall be paid at maturity, January 1, 2015.

           3. Payment of Interest. Accrued interest shall be paid on the first day of February, 1999, and on the same day every year thereafter prior to maturity, and at maturity.

           4. Prepayment. All or any portion of principal may be prepaid at any time without penalty. All payments should be applied first to interest accrued to the date of payment and then to principal.

           5. No Waiver of Holder's Rights. The failure of the holder of this note promptly to exercise the holder's rights hereunder in the event of any default shall not constitute a waiver of such rights while such default continues nor a waiver of such rights in connection with any future default.

            6.   Waiver  of  Payor.   Payor hereby  waives  notice  of
acceptance, presentment, demand, dishonor, notice of dishonor, and protest.

      7. Attorney Fees. In the event this note is placed in the hands of an attorney for collection, Payor agrees to pay holder's reasonable attorney fees and collection costs, even though no civil action is filed on this note. If an action is filed, Payor agrees to pay such additional sum as the trial judge and any appellate court may adjudge reasonable as attorney fees in the action, including any appeal, along with statutory costs and disbursements and together with interest on said sums at the above-stated rate from the date of such judgement.

                                   "Payor"

                                   AMERICAN WOODMARK
                                   CORPORATION, a Virginia corporation

                                   By:/s/ Kent Guichard
                                      ------------------
                                   Printed Name:     Kent Guichard
                                                     -------------

                                 LOAN AGREEMENT


BETWEEN: AMERICAN WOODMARK CORPORATION, a Virginia corporation ("Borrower"), whose principal place of business and address is 3102 Shawnee Drive, Winchester, VA 22601.


AND: AMENDE' CABINET CORPORATION, a Virginia corporation ("Lender"), whose principal place of business and address is 3102 Shawnee Drive, Winchester, VA 2260 1.


DATED:         July 30, 1998



                                    RECITALS


           A. Borrower has or intends to acquire, rehabilitate, and expand an industrial facility located in Monticello, Wayne County, Kentucky, for the purpose of manufacturing component parts for kitchen cabinets and other uses (the "Project") at a cost in excess of $6,400,000.

           B. The Project constitutes an "economic development project" under Kentucky law and, as such, the Project will enable Borrower to receive certain tax credits (the "Incentives"), if certain conditions are met. These conditions include (i) execution of this Agreement and (ii) execution of a financing agreement (the "Financing Agreement") among Borrower, Lender, and the Kentucky Economic Development Finance Authority ("KEDFA").

           C. Borrower has asked Lender and Lender has agreed (i) to loan Borrower the sum of Four Million Five Hundred Thousand Dollars ($4,500,000.00) to finance a portion of the Project and (ii) to enter into the Financing Agreement to enable the Borrower to receive the Incentives so that Borrower will be better able to repay such loan, subject to the terms and conditions set forth herein.

           NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

          1 .  Terms of Loan.

          1.1  Amount; Use of Proceeds.  Lender shall loan Four
               Million Five Hundred
Thousand Dollars ($4,500,000) (the "Loan") to Borrower upon execution and delivery of a promissory note by Borrower in favor of Lender in the form of the attached Exhibit A (the "Promissory Note"). Borrower shall use the Loan to pay for, or reimburse Borrower for, costs incurred in connection with the Project.

          1.2   Repayment.   Borrower shall repay the  Loan,  together
with interest thereon, in accordance with the terms set forth in the Promissory Note.

          2.   Representations and Warranties.

          Borrower makes the following representations and warranties to induce Lender to enter into this Agreement:

          2.1 Authorization. Borrower has the power and authority to enter into and perform this Agreement and the Promissory Note and has taken all action necessary to authorize the execution, delivery, and performance of the Agreement and the Promissory Note.

          2.2 Enforceability. This Agreement and the Promissory Note when executed and delivered will be the valid and binding obligations of Borrower enforceable in accordance with their respective terms.

          2.3 Consent. No consent or approval of any trustee or holder of any debt or obligation of Borrower, and no consent, permission, authorization, order or license of any governmental authority is necessary in connection with the execution, delivery, and performance of this Agreement or the Promissory Note.

          2.4 Conflicts. The consummation of the transactions herein provided for, and compliance by Borrower with the provisions of this Agreement and the Promissory Note, will not result in breach of the terms of, or constitute a default under any indenture, agreement or other instrument to which Borrower is a party or by which Borrower may be bound.

          2.5 Payment Default. Borrower is not now in default in the payment of the principal or interest of any debt for borrowed money.

          2.6 Violations of Law. Borrower is not in default under or in violation of or with respect to any law, rule, regulation, order, writ, injunction, or decree of any court, arbitrator, governmental commission, bureau, or other regulatory authority.

          2.7 Absence of Litigation. There is no litigation pending which could materially adversely affect Borrower, its properties or assets, or entry into or performance of the terms of this Agreement or the Promissory Note.

           3.      KEDFA Financing Agreement.

                  Lender agrees to enter into the Financing Agreement with KEDFA to enable

                  Borrower to receive the Incentives so that Borrower is better able to repay the Loan.

           4.  Conditions Precedent.

          The execution and performance of this Agreement by Lender is subject to the following conditions precedent:

          4.1  Agreement.      Authorization, execution and delivery
by Borrower of this Agreement and the Promissory Note.

          4.2 No Default. The non-existence of an Event of Default under the terms of this Agreement.

          5.   Affirmative Covenants.

           Borrower hereby covenants and agrees to:

          5.1 Notice of Liens, Etc. Give prompt notice to Lender of any liens, judgments, regulatory proceedings, or litigation arising after the date hereof affecting Borrower or Borrower's properties.

          5.2 Additional Instruments. Execute promptly, upon Lender's request, all additional instruments deemed by Lender necessary or desirable to carry out the purposes of this Agreement.

          5.3 Compliance with Law. Comply with all statutes, laws and governmental rules, regulations and orders applicable to the business and property of Borrower, provided that nothing herein shall require compliance with any statute or governmental rule, regulation or order if the administering governmental authority has granted formal extension of time for compliance therewith, or if the validity of such statute, rule, regulation or order, as applied to Borrower, is being contested in good faith and by appropriate means.

          5.4 Notice of Default or Material Change. Promptly notify Lender of the violation by Borrower of any term, promise, covenant or agreement of Borrower to or with Lender, any material change in the property, business or affairs of Borrower and any other event or matter which may have a material effect on the debts, liabilities or obligations of Borrower to Lender.

          5.5    Environmental  Laws.   Borrower  shall  conduct   its
business so as to comply in all material respects with all environmental laws and regulations in effect in all jurisdictions in which it may at any time be doing business, including, without limitation, the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Clean Water Act, the federal Clean Air Act, and the federal Occupational Safety and Health Act. If Borrower shall
(a) receive notice that any violation of any federal, state, or local environmental law or regulation may have been committed or is about to be committed by Borrower, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower alleging violations of any federal, state, or local environmental law or regulation or requiring Borrower to take any action in connection with the release of toxic or hazardous substances into the environment, (c) receive any notice from a federal, state, or local governmental agency or private party alleging that Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, or (d) receive notice that Borrower's properties, or any site which includes Borrower's properties, has been listed as a "Superfund" site and placed on the National Properties List for cleanup, then Borrower shall provide Lender with a copy of such notice within three days of Borrower's receipt thereof. Within ten days of Borrower having learned of the enactment or promulgation of any federal, state, or local environmental law or regulation which may result in a material adverse change in the condition, financial or otherwise, of Borrower, Borrower shall provide Lender with notice thereof.

          5.6 Authorization. Borrower will take all action necessary to authorize the performance of its obligations under this Agreement and the Promissory Note.

           6.  Negative Covenants.

          Borrower will not, directly or indirectly, unless approved in writing by Lender in advance:

          6.1 Liquidation. Cease business operations, dissolve, or liquidate.

          6.2 Sale of Assets. Sell, transfer, lease, or otherwise dispose of all or substantially all of Borrower's assets to any other person or entity (or take or permit to be taken any other action which would have substantially the same effect as any of the foregoing).

          6.3 Untrue Documents. Furnish any document to Lender that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

          7.      Events of Default.

          Time being of the essence, any of the following events shall constitute an Event of Default by Borrower:

           7.1 Failure to Pay. Failure of borrower to pay when due any debt to Lender arising under this Agreement or any notes given pursuant to this Agreement, or any installment thereof.

          7.2 Failure to Perform. Failure of Borrower to perform when due any other obligation of Borrower to Lender under this Agreement or any note given pursuant hereto; or to timely comply with any other covenant, term or condition stated in any other instrument given by Borrower to Lender.

          7.3 Misrepresentations and Breach of Warranty. Any representation or warranty made by or on behalf of Borrower herein or otherwise in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date made.

           8.  Remedies.

          8.1 Acceleration and Other Rights. Upon the occurrence of an Event of Default as above described, Lender may provide notice thereof to Borrower. If Borrower fails to cure any Event of Default under Section 7.1 within I 0 days after the giving of notice or fails to cure any other default within 30 days after the giving of notice, then Borrower shall be in default under this Agreement and Lender may declare the entire amount owed by Borrower to Lender hereunder and under any notes given pursuant to this agreement immediately due and payable, and Lender may thereafter proceed to exercise all rights conferred upon it by this agreement or any other instrument, or otherwise available at law or in equity.

           9.  Miscellaneous.

          9.1 Notices. Any notice required or permitted hereunder shall be in writing and shall be effective when actually delivered or, if mailed, when deposited as registered or certified mail directed to the other party at the address stated at the start of the Agreement. Either party may change the address for notices to that party by written notice thereof to the other party.

          9.2 Survival. All covenants, representations and warranties made by Borrower herein shall survive the execution and delivery of this Agreement.

          9.3 Applicable Law. This Agreement has been executed and delivered to Lender in the Commonwealth of Virginia but the facilities to be improved with the proceeds of the Loan are located in the Commonwealth of Kentucky. Borrower agrees that the law of the Commonwealth of Kentucky shall be applicable for the purpose of construing this Agreement and determining the validity hereof.

           9.4 Payments. All payments of principal and interest and any other amounts due hereunder shall be made in U.S. Dollars and shall be deemed made only when received by Lender in immediately available funds in the form of a check or wire transfer.

           9.5 No Waiver. No delay or omission to exercise any right, power or remedy accruing to Lender upon any breach or default of Borrower shall impair such rights, powers or remedies of Lender, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies shall be cumulative and not in the alternative.

           9.6 Captions. Captions applied to the sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

           9.7 Severability. If any term, condition or provision of this Agreement, or any other document required hereunder, shall be held invalid for any reason, such offending term, condition or provision shall be stricken therefrom, and the remainder thereof shall not be affected thereby.

           9.8 No Assignment. Borrower may not assign any right nor delegate any duty under this agreement without the consent of Lender.

           9.9 Entire Agreement. This Agreement and the additional documents referred to and provided for herein constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings between the parties. This Agreement may be amended only by a written instrument signed by both of the parties hereto.

           9.10 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

           9.11 No Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first hereinabove written.

"Borrower"                            "Lender"
AMERICAN WOODMARK CORPORATION,        AMENDE' CABINET CORPORATION,
a Virginia corporation                a Virginia corporation

By:   /s/ Kent Guichard                        By: /s/ Glenn Eanes
      -----------------                        -------------------
Printed Name:    Kent Guichard                 Printed Name: Glenn Eanes
Title:  V. P. - Finance & CFO                  Title: Secretary/Treasurer

                      AMERICAN WOODMARK CORPORATION
                  RESOLUTION OF THE BOARD OF DIRECTORS

      WHEREAS, American Woodmark Corporation, (the Company), has purchased certain real estate located in Wayne County, Kentucky for the purpose of constructing a lumber processing plant as provided for in the Company's Authorization For Expenditure # 98-071, Lumber Processing Facility, and approved on October 23,1997.

           WHEREAS, Wayne County EZ Industrial Development Authority
                and the Kentucky Economic Development Finance Authority desire to induce the Company to locate its lumber processing plant in Wayne County, Kentucky and to staff the plant with Wayne County residents by offering the Company certain training funds, tax credits and job incentives.

          WHEREAS, the training funds, tax credits and job incentives require the Company to execute certain loans to receive these incentives and the loans will be repaid and or serviced by achieving the various credits and incentives as certain guidelines are met. The loans will not increase the operating or interest cost of the Company beyond the amount of credits and incentives not earned or realized by the Company as a result of the failure of the Company to meet the various guidelines necessary to achieve the credits and incentives.

      THEREFORE, be it resolved that any one or more of the officers of the Company, including the Chief Executive Officer, the Chief Financial Officer, the Corporate Secretary, the Vice President, Manufacturing, the Treasurer and the Corporate Controller have the power and authority to execute any and all documents necessary to secure training loans, tax credits and job incentives as management of the Company deems prudent and appropriate.


                              Certified this 17th day of July 1998
 by,


                                   Kent Guichard, Secretary

                                        Corporate Seal